Exhibit 99.1

Jameson Inns, Inc.			PRESS RELEASE
8 Perimeter Center East, Suite 8050	Atlanta, GA 30346	(770) 481-0305	FAX (770) 901-9550

FOR IMMEDIATE RELEASE
October 21, 2004
Investor Relations Contacts:
		EPOCH Financial	(888) 917-5109
		Todd Atenhan	tatenhan@epochfinancial.com
		Valerie Kimball	vkimball@epochfinancial.com

Craig Kitchin Appointed to Jameson Inns, Inc. Board of Directors

ATLANTA - Jameson Inns, Inc. (NASDAQ: JAMS,) today announced that Craig R. Kitchin has been appointed to the board of directors of Jameson Inns, Inc.

Mr. Kitchin joined Jameson as its controller and treasurer in June 1992, subsequently becoming chief financial officer in February, 1994 and vice president – finance in November, 1997. In November, 1998, he was elected to his current position as president and chief financial officer of the Company.

Mr. Kitchin graduated from Santa Clara University with a B.S. degree in finance in 1989. From 1989 to 1990, he was a financial analyst with FMC Corporation in Santa Clara, California, where his primary responsibilities included budgeting and forecasting expenses. After leaving FMC Corporation, Mr. Kitchin attended the University of Chicago where he earned his M.B.A. degree with concentrations in accounting and finance. Mr. Kitchin is the son of Thomas W. Kitchin, chairman and chief executive officer of Jameson.

Thomas W. Kitchin, chairman, said, “The directors and I are very pleased to have Craig join the board of directors. His intimate knowledge and experience with both Jameson’s operations and finances will make a significant contribution to the board and to the Company.”

Jameson Inns, Inc. owns and operates the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.